Exhibit 10.5
FIRST AMENDMENT TO CONVERTIBLE SENIOR
SUBORDINATED ZERO-COUPON PROMISSORY NOTE
     THIS FIRST AMENDMENT TO CONVERTIBLE SENIOR SUBORDINATED ZERO-COUPON PROMISSORY NOTE (this “Amendment”) is made and entered into as of the 10th day of December, 2007, by and among Third Wave Technologies, Inc., a Delaware corporation (the “Company”), and Stark Onshore Master Holding LLC (“Holder”).
STATEMENT OF PURPOSE
     The Company is indebted to Holder pursuant to that certain Convertible Senior Subordinated Zero-Coupon Promissory Note dated December 20, 2006, in the original principal amount at maturity of $20,000,000 (the “Note”). The Company and Holder have agreed to certain modifications and amendments to the Note as provided for herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Amendment of Section 4. Section 4 of the Note is hereby amended by adding the following clauses at the end thereof:
(xii)	any “event of default” under (and as defined in) any agreement evidencing Subordinated Indebtedness; or

(xiii)
the validity of or the Securities Purchase Agreement or this Note shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of the Securities Purchase Agreement or this Note invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Company of its obligations under the Securities Purchase Agreement or this Note;

(xiv)
there is a failure to perform in any agreement to which the Company is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness in an amount in excess of $500,000, and such acceleration right is exercised;

(xv)	the Company makes any payment on account of Subordinated Indebtedness except as permitted by the Subordination Agreement;

(xvi)
Any license, permit or approval held by the Company from any Government Authority shall have been suspended, canceled or revoked and such suspension, cancellation or revocation could reasonably be expected to have a Material Adverse Effect, and such suspension, cancellation or revocation .shall not have been cured within 30 days;

(xvii)	The Company has failed to comply with the requirements of the Securities Exchange Act of 1934 in a manner which could reasonably be expected to have a Material Adverse Effect; or

(xviii)	if the Cash and Cash Equivalents is less than $18,500,000.
2.	Amendment of Section 6. Section 6 of the Note is hereby amended by adding the following clauses at the end thereof:
(c)	Payments on Subordinated Indebtedness. So long as this Note is outstanding, the Company shall not make any payment on Subordinated Indebtedness except as permitted by the Subordination Agreement.

(d)
Amendments to Subordinated Debt Documents. So long as this Note is outstanding, the Company shall not agree to any modification or amendment of any Subordinated Documents (as such term is defined in the Subordination Agreement) that is prohibited by the Subordination Agreement.

3.	Amendment of Section 19. Section 19 of the Note is hereby amended as follows:
(a)	The following definitions are added:
(i)
“Cash and Cash Equivalents” means the amount shown as such on the consolidated balance sheet of the Company and its subsidiaries at the time such balance sheet is filed with the SEC on Form 10-Q or Form 10-K under the Securities Exchange Act of 1934 or otherwise made available to the Company’s stockholders.

(ii)
“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question, including, without limitation, the SEC.

(iii)
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property of the Company, (b) the validity or enforceability of any provision of the Securities Purchase Agreement or this Note, (c) the ability of the Company to timely perform its obligations under the Securities Purchase Agreement or this Note or (d) the rights and remedies of Holder under the Securities Purchase Agreement or this Note.

(iv)
“Subordinated Indebtedness” is defined in the Subordination Agreement by and between the Holder and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. dated December 10, 2007.

(b)	The definition of “Change of Control” is amended and restated to read as follows:

2

(i)
“Change of Control” means any Major Transaction (as such term is defined in subsection (a)(ii) of Article II of the Subordination Agreement) or any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

4.
Full Force and Effect. Except as expressly provided herein, this Amendment shall not amend or modify the terms and conditions of the Note, which terms and conditions shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal as of the date first above written.

THIRD WAVE TECHNOLOGIES, INC.

By:	/s/ Kevin Conroy

Name:	Kevin Conroy
Title:	President and CEO

STARK ONSHORE MASTER HOLDING LLC

By:	/s/ Brian H. Davidson

By:	STARK OFFSHORE MANAGEMENT LLC, its Manager
Name:	Brian H. Davidson
Title:	Member